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                                                                    EXHIBIT 10.2

                       CONSUMER PORTFOLIO SERVICES, INC.
                      1997 Long-Term Incentive Stock Plan

1.   PURPOSES OF THE PLAN

     The purposes of the 1997 Long-Term Incentive Stock Plan (the "Plan") of Consumer Portfolio Services, Inc., a California corporation (the "Company") are to: promote the interests of the Company and its stockholders by strengthening the Company's ability to attract and retain highly competent officers and other key employees; permit the awarding of opportunities for Plan participants to be rewarded using stock-based incentives; and to provide a means to encourage stock ownership and proprietary interest in the Company by the recipients of awards made under the Plan.

2.   DEFINITIONS

     a) "1934 Act" means the Securities and Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

     b) "Award" means an Option (including an ISO), an SAR, a stock Award, a stock payment, any other award made pursuant to the terms of the Plan, or any combination of them, as described in and granted under the Plan.

     c)   "Board" means the board of directors of the Company.

     d)   "Change of Control" is defined in Section 11.

     e) "Code" means the Internal Revenue Code of 1986, as amended, including any rules and regulations promulgated thereunder.

     f) "Committee" means the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the Plan.

     g) "Company" means Consumer Portfolio Services, Inc., a California corporation.

     h)   "Eligible Person" means any natural person who at the time of an Award
(i) is an employee of the Company or any Subsidiary, or (ii) is an employee of a business acquired by or an entity merged into the Company or any Subsidiary; provided, however, that with respect to an Award of ISOs, an "Eligible Person" means only a natural person who is at the time of grant an employee of the Company or of a corporation to which the Company is a parent corporation as defined in Section 424 of the Code, or successor provision.

     i) "Fair Market Value" means the average of the high and low selling prices of a Share as reported in The Wall Street Journal (or other readily available public source designated by the Committee) for the last trading day for which such prices are available prior to the applicable transaction date under the Plan. If the Committee determines that there is no readily available source of information regarding transactions in Shares, then Fair Market Value shall mean the fair market value of a Share as determined by the Committee.

     j) "ISO" means an incentive stock option as defined in Section 422 of the Code.

     k) "Option" means an Award under the Plan of an option to purchase Shares, and includes ISO Awards and options that do not meet the requirements of
Section 422 of the Code.

     l    ) "Participant" means an Eligible Person who has been granted an Award under the Plan.

     m) "Plan Year" means a twelve-month period beginning with January 1 of each year, commencing with January 1, 1997.

     n) "Prior Plan" means the Consumer Portfolio Services, Inc. 1991 Stock Option Plan.

     o)   "SAR" means a stock appreciation right.

     p)   "Shares" means the common stock of the Company, no par value.

     q) "Subsidiary" mean any entity that is directly or indirectly controlled by the Company, or any entity, including an acquired entity, in which the Company has a significant equity interest, as determined by the Committee.

3.   EFFECTIVE DATE OF PLAN AND DURATION OF PLAN

     The Plan shall become effective upon its adoption by the Board. Any Awards hereunder may be made immediately upon such effectiveness; provided, however,
(i) that the Plan and any such Awards shall be void ab initio if the shareholders of the Company do not approve the Plan within one year after its adoption by the Board, and (ii) no ISO or
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SAR may be exercised prior to shareholder approval. Unless previously terminated by the Board of Directors, the Plan shall expire at the close of business on April 30, 2007.

4.   PLAN ADMINISTRATION

     a) Committee -- The Committee shall administer the Plan. The Committee shall comprise two or more members of the Board, each of whom shall be both (i) a non-employee director within the meaning of Rule 16b-3 under the 1934 Act and
(ii) an outside director within the meaning of Section 162(m) of the Code; provided, however, that the Board may by resolution specifically declaring that compliance with said restrictions of Rule 16b-3 or Section 162(m), or both, is no longer necessary or advisable, name to the Committee individuals who do not meet such definitions. Each member of the Committee shall serve for such term as the Board may determine, subject to removal by the Board at any time.

     b) Committee Authority -- The Committee shall have full and exclusive authority to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which authority shall be executed in the best interests of the Company and in keeping with the provisions and objectives of the Plan. Without limiting the preceding grant of authority, the Committee shall have the authority (i) to select Award recipients, (ii) to establish all Award terms and conditions, (iii) to adopt procedures and regulations governing Awards, (iv) to approve forms of Award agreements for use under this Plan, (v) to amend the terms of any outstanding Award, including a reduction in the exercise price of any Option or SAR to reflect a decrease in Fair Market Value, subject to consent of the Participant to the extent required by the applicable Award agreement, (vi) to construe and interpret the Plan and any Award agreements, and (vii) to make all other determinations necessary or advisable for the administration of this Plan, including the authority in the event of a spin-off or other corporate transaction to replace an Award under the Plan with an award from another issuer or plan or an award relating to property other than Shares. All decisions made by the Committee shall be conclusive, final and binding on all persons affected by such decisions.

     c) No member of the Committee shall be liable for any action or determination with respect to the Plan, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Company's Articles of Incorporation and its bylaws, as amended. In the performance of its functions under the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company's officers, accountants, counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

5.   PARTICIPATION

     The Committee may from time to time grant Awards under the Plan to any Eligible Person. The Committee may impose such terms and conditions on any such Award as the Committee may find advisable.

6.   AVAILABLE SHARES OF COMMON STOCK

     a) Subject to any adjustment pursuant to Section 6(c), grants of Awards are subject to the following limitations:

          (i) the aggregate number of Shares as to which Awards may be granted shall not exceed 1,500,000.

          (ii) In addition, awards may be granted with respect to the following: any Shares available for grants under the Prior Plan that have not been committed for issuance under grants made under the Prior Plan; any Shares that are represented by grants or portions of grants made under the Plan or the Prior Plan that are forfeited, expire or are canceled without the issuance of Shares; and any Shares that may be tendered, either actually or by attestation, by a person as full or partial payment made to the Company in connection with the exercise of any stock option under the Plan or the Prior Plan.

          (iii) The aggregate number of Shares that may be represented by Awards granted to any one individual under Sections 7(b), 7(c), 7(d) and 7(e) of the Plan shall not exceed 750,000 over the life of the Plan.

          (iv) The aggregate number of Shares that may be used in settlement of Awards pursuant to Section 7(d) of the Plan shall not exceed 30% of total number of Shares available under this Section 6(a).

     b) Exclusions and Source of Shares -- Any Shares issued, and any Awards that are granted through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity shall not be counted against the Shares available for Awards under the Plan. No fractional Shares shall be issued under the Plan. Cash may be paid in lieu of any fractional Shares in settlements of awards under the Plan.

     c) Adjustments -- In the event of any stock dividend, stock split, combination or exchange of equity securities, merger, consolidation, recapitalization, spin-off or other distribution (other than normal cash dividends) of Company's assets to stockholders, or any other change affecting Shares or Share price the Committee in its discretion may

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make such proportionate adjustments as it may deem appropriate to reflect such change with respect to: (i) the limitations on the numbers of Shares that may be issued and represented by Awards as set forth in Section 6(a); (ii) each outstanding Award; and (iii) the exercise price per Share for any outstanding Options, SARs or similar Awards.

7.   AWARDS

     a) General -- The Committee shall determine the type or types of Award(s), if any, to be made to each Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to grants or rights under the Plan or any other employee compensation plan of the Company, including the plan of any acquired entity. The types of Awards that may be granted under the Plan are:

     b) Stock Options -- An Option shall represent a right to purchase a specified number of Shares during a specified period as determined by the Committee. The purchase price per Share shall be as specified in the Committee resolution granting same, or, in the absence of any specification, shall be the Fair Market Value of one Share. The Committee shall designate each Option as an ISO or as an Option other than an ISO. The Shares covered by an Option may be purchased, in accordance with the applicable Award agreement , by cash payment or any other method permitted by the Committee, which other methods may include
(i) tender (either actually or by attestation) of Shares valued at the Fair Market Value at the date of exercise; (ii) authorizing a third party to sell the Shares (or a sufficient portion thereof) acquired upon exercise of a stock option, and assigning for delivery to the Company a sufficient amount of the sale proceeds to pay for all the Shares acquired through such exercise and any tax withholding obligations resulting from such exercise; (iii) delivery of the Participant's promissory note with such recourse, interest, term, security and other provisions as the Committee deems appropriate, or (iv) any combination of the above. Unless some other method of payment is explicitly authorized, either by resolution of the Committee or the terms of the written Option agreement, payment for Shares shall be by delivery of cash to the Company prior to the issuance of such Shares. The Committee may grant Options that provide for the grant of a subsequent restoration Option if the exercise price has been paid for by tendering Shares to the Company. Any restoration Option may cover up to the number of Shares tendered in exercising the predecessor Option, with the Option purchase price set at the then-current Fair Market Value, and the term of such restoration Option may not extend beyond the remaining term of the original option.

     c) SARs -- An SAR shall represent a right to receive a payment, in cash, Shares or a combination, equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award agreement; except that if an SAR is granted retroactively in tandem with or in a substitution for a stock option, the designated Fair Market Value in the applicable Award agreement may be the Fair Market Value on the date such stock option was granted.

     d) Stock Awards -- A stock Award shall represent an Award made in Shares or denominated in units equivalent in value to Shares. All or part of any stock Award may be subject to conditions and restrictions established by the Committee, and set forth in the Award agreement, which may include, but are not limited to, continuous service with the Company, the achievement of performance goals, or both. The vesting period of any stock Award will be not less than six months. The performance criteria that the Committee may use in granting stock Awards contingent on performance goals for officers to whom Section (S)162(m) of the Code is applicable shall consist of Fair Market Value of Shares, earnings, return on equity, and revenues. The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based on absolute Company or business unit performance or based on performance as compared with other companies.

     e) Stock Payment -- A Stock Payment shall represent an issuance of Shares as payment for compensation which otherwise would have been delivered in cash (including without limitation any compensation that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code). No minimum vesting period need apply to Shares issued as a Stock Payment. Any Shares used for such payment will be valued at their Fair Market Value at the time of payment and shall be subject to such restrictions (including without limitation restrictions on transfer), if any, and other terms and conditions as may be determined by the Committee at the time of payment.

8.   DIVIDENDS AND DIVIDEND EQUIVALENTS

     The Committee may provide that any Awards may earn dividends or dividend equivalents, which shall not be deemed earned in the absence of explicit provision therefor. Such dividends or dividend equivalents may be paid currently or may be credited to a Participant's account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Shares or share equivalents.

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9.   PAYMENTS AND PAYMENT DEFERRALS

     Payment of Awards may be in the form of cash, Shares, other Awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee also may require or permit Participants to elect to defer the issuance of Shares from Stock Options or Stock Awards or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in Share equivalents. In addition, the Committee may stipulate in an Award agreement, either at time of grant or by subsequent amendment, that a payment or portion of a payment of an Award be delayed in the event that Section 162(m) of the Code (or any successor or similar provision of the Code affecting tax deductibility) would operate to disallow a tax deduction by the Company for all or a portion of such payment. The period of any such delay in payment shall be until the payment, or portion thereof, is tax deductible, or such earlier date as the Committee may determine.

     Shares shall not be issued pursuant to an Award unless the issuance and delivery of such Shares pursuant thereto would comply with all applicable laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to cause compliance with any applicable law. In particular, but without limitation, the Company shall have no obligation to register under the Securities Act of 1933 the Shares issuable pursuant to any Award.

     As a condition to the issuance of Shares to a Participant, the Company may require the Participant to represent and warrant at the time of any such issuance that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any applicable law.

10.  TRANSFERABILITY

     Awards under the Plan shall not be transferable or assignable other than by will or the laws of descent and distribution, except that the Committee may provide for the transferability of particular Awards, other than ISOs:

     a) by gift or other transfer to (i) any trust or estate in which the original Award recipient or such person's spouse or other immediate relative has a beneficial interest; or (ii) a spouse or other immediate relative, provided, however, that the Participant continues to have substantial beneficial interest in the Shares covered by the Award after such transfer; or

     b)   pursuant to a qualified domestic relations order.

     In the event that a Participant terminates employment with the Company or any Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution, the Committee may subsequently authorize a third party, including but not limited to a "blind" trust, to act on behalf of and for the benefit of such Participant regarding any outstanding Award held by the Participant subsequent to such termination of employment. If so permitted by the Committee, a Participant may designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any distribution under the Plan upon the death of the Participant.

11.  CHANGE OF CONTROL

     a) In order to maintain the Participants' rights in the event of a Change of Control, the Committee in its sole discretion may, either at the time an Award is made hereunder or at any time prior to, or coincident with or after the time of a Change of Control:

          i) provide for the acceleration of any time periods relating to the exercise or realization of such Awards so that such Awards may be exercised or realized in full on or before a date fixed by the Committee;

          ii) provide for the purchase of such Awards, upon the Participant's request, for an amount of cash equal to the amount which could have been obtained upon the exercise or realization of such rights had such Awards been currently exercisable or payable;

          iii) make such adjustment to the Awards then outstanding as the Committee deems appropriate to reflect such transaction or change; or

          iv) cause the Awards then outstanding to be assumed, or new rights substituted therefore, by the surviving corporation in such change.

     b) The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

     c)   A "Change of Control" shall be deemed to occur if and when:

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          i)     any person, including a "person" as such term is used in
Section 14(d)(2) of the 1934 Act (a "Person"), is or becomes a beneficial owner (as such term is defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, but excluding any such person who holds such voting power as of the date of adoption of the Plan;

          ii) any plan or proposal for the liquidation or dissolution of the Company is adopted by its shareholders;

          iii) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then constituting the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

          iv) all or substantially all or the assets of the Company are sold, liquidated or distributed; or

          v) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a "Transaction"), in each case, with respect to which the shareholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than 50 percent of the combined voting power of the Company or other corporation resulting from such Transaction.

     d) Any good faith determination by the Incumbent Board of whether a Change of Control within the meaning of this definition has occurred shall be conclusive.

12.  AWARD AGREEMENTS

     Awards under the Plan shall be evidenced by agreements that set forth the terms, conditions and limitations for each Award, which may include the term of the Award (except that in no event shall the term of any ISO exceed a period of ten years from the date of its grant), the provisions applicable in the event the Participant's employment terminates, and the Company's authority unilaterally or bilaterally to amend, modify, suspend, cancel or rescind any Award. The Committee need not require the execution of any such Agreement by the Participant, in which case acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms of the Award.

13.  PLAN AMENDMENT

     The Board may at any time amend, suspend or terminate the Plan as it deems necessary or appropriate to better achieve the purposes of the Plan, except that the Board may not, without the approval of the Company's stockholders, materially increase the number of shares available for issuance in accordance with Section 6 of the Plan.

14.  TAX WITHHOLDING

     The Company shall have the right to deduct from any settlement of an Award made under the Plan, including the delivery or vesting of Shares, a sufficient amount to cover withholding of any federal, state or local taxes required by law or such greater amount of withholding as the Committee shall determine from time to time, or to take such other action as may be necessary to satisfy any such withholding obligations. If the Committee permits or requires Shares to be used to satisfy required tax withholding, such Shares shall be valued at the Fair Market Value as of the tax recognition date for such Award. No Shares or other property shall be delivered under the Plan to any Participant or other person until such Participant or other person has made arrangements acceptable to the Committee for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of shares or the disqualifying disposition of shares received on exercise of an ISO. Upon exercise of an Option, the Company shall withhold or collect from the Participant an amount sufficient to satisfy such tax obligations.

15.  OTHER BENEFIT AND COMPENSATION PROGRAMS

     Unless otherwise specifically determined by the Committee, settlements of Awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance program. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

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16.  UNFUNDED PLAN

     Unless otherwise determined by the Board, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of an Award granted under the Plan, such rights shall constitute general unsecured liabilities of the Company and shall not confer upon any Participant any right, title or interest in any assets of the Company.

17.  USE OF PROCEEDS

     The cash proceeds received by the Company from the issuance of Shares pursuant to the exercise of stock options or the settlement of other Awards under the Plan may be used for general corporate purposes.

18.  REGULATORY APPROVALS

     The implementation of the Plan, the grant of any Award under the Plan, and the issuance of Shares upon the exercise or settlement of any Award shall be subject to the Company's receiving all approvals and permits required by regulatory authorities having jurisdiction over the Plan, Awards or the Shares issued pursuant to Awards.

19.  FUTURE RIGHTS

     No person shall have any claim or rights to be granted an Award under the Plan, and no Participant shall have any rights under the Plan to be retained in the employment of the Company. Likewise, participation in the Plan will not in any way affect the Company's right to terminate the employment of the Participant at any time with or without cause. Any discretionary authority held by the Committee or the Board shall not give rise to any duty on the part of such body to exercise such discretion for the benefit of any Participant; and all such discretion may be exercised for the exclusive benefit of the Company.

20.  GOVERNING LAW

     The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the internal laws of the State of California and applicable federal law.

21.  SUCCESSORS AND ASSIGNS

The Plan shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors. However, no Award or other interest in the Plan may be assigned, pledged or otherwise alienated, except to the extent permitted in accordance with Section 10 of the Plan and the applicable Award agreement.

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